EXHIBIT 31.2

CERTIFICATION OF CFO PER SECTION 302

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Derick D. Shupe, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of ICOP Digital, Inc.; and

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: January 23, 2009	/s/ Derick D. Shupe
Derick D. Shupe
Chief Financial Officer